     As filed with the Securities and Exchange Commission on July 10, 1997
                                                 Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                 COCENSYS, INC.
             (Exact name of registrant as specified in its charter)

                                 --------------

                   DELAWARE                          33-0538836
          (State of Incorporation)       (I.R.S. Employer Identification No.)

                                 --------------

                              213 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 753-6100
                    (Address of principal executive offices)

                                 --------------

                           1996 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                                 Peter E. Jansen
                   Vice President and Chief Financial Officer
                                 CoCensys, Inc.
                              213 Technology Drive
                            Irvine, California 92618
                                 (714) 753-6100
           (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                 --------------

                                   Copies to:
                               Andrea Vachss, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                           Palo Alto, California 94306

                                 --------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES             AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING           AMOUNT OF
      TO BE REGISTERED               REGISTERED            SHARE (1)              PRICE (1)            REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock
  (par value $.001)                   2,800,000             $3.47                $9,716,000                 $2,944
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the high and low closing prices of Registrant's Common Stock on July 8, 1997 as reported on the Nasdaq National Market.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

        PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by CoCensys, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; the Company's Current Report on Form 8-K, as amended, filed May 2, 1997; and the Company's Current Report on Form 8-K, filed June 17, 1997.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed December 10, 1992, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and the description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed May 16, 1995, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the fullest extent permitted by Delaware law; provided, however, that the Company may limit the extent of such indemnification by individual contracts with its directors and executive officers; and provided further, that the Company shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Company or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law. The Bylaws also require the Company to advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Company's Bylaws or otherwise.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS


EXHIBIT
NUMBER     DESCRIPTION
--------   -----------
5          Opinion of Cooley Godward LLP

23.1       Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24         Power of Attorney is contained on the signature pages

99.1       Company's 1996 Equity Incentive Plan (the "Plan")

99.2       Form of Incentive Stock Option Agreement under the Plan

99.3      Form of Nonstatutory Stock Option Agreement under the Plan


ITEM 9.  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                      3.

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 10, 1997.


                                   COCENSYS, INC.


                                   /s/ PETER E. JANSEN
                                   ------------------------------------------
                                   Peter E. Jansen
                                   Vice President and Chief Financial Officer



                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. RICHARD NICHOL and PETER E. JANSEN, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                      5.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                                             DATE

/s/ LOWELL E. SEARS
-------------------------               Chairman of the Board                             July 10, 1997
Lowell E. Sears

/s/ F. RICHARD NICHOL
-------------------------               President and Chief Executive Officer             July 10, 1997
F. Richard Nichol, Ph.D.

/s/ PETER E. JANSEN
-------------------------               Vice President and Chief Financial Officer        July 10, 1997
Peter E. Jansen

/s/ JAMES C. BLAIR
-------------------------               Director                                          July 10, 1997
James C. Blair, Ph.D.

/s/ KELVIN W. GEE
-------------------------               Director                                          July 10, 1997
Kelvin W. Gee, Ph.D.


-------------------------               Director                                          July __, 1997
Robert G. McNeil, Ph.D.

/s/ ALAN C. MENDELSON
-------------------------               Director                                          July 10, 1997
Alan C. Mendelson

/s/ TIMOTHY J. RINK
-------------------------               Director                                          July 10, 1997
Timothy J. Rink, M.D.

-------------------------               Director                                          July __, 1997
Eckard Weber, M.D.


                                      6.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION                                    SEQUENTIAL PAGE NUMBER
-------                 -----------                                    ----------------------
5        Opinion of Cooley Godward LLP                                            9

23.1     Consent of Ernst & Young LLP, Independent Auditors                      11

23.2     Consent of Cooley Godward LLP is contained in
         Exhibit 5 to this Registration Statement                                --

24       Power of Attorney is contained on the signature pages                   --

99.1     Company's 1996 Equity Incentive Plan (the "Plan")                       13

99.2     Form of Incentive Stock Option Agreement under the Plan                 28

99.3     Form of Nonstatutory Stock Option Agreement under the Plan              36

                                      7.